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Exhibit 23.6

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement No. 333-98047 of CNL Hospitality Properties, Inc. on Form S-3 of our report dated February 12, 2004, relating to the consolidated financial statements of KSL Recreation Corporation and subsidiaries appearing in the current report on Form 8-K/A of CNL Hospitality Properties, Inc. dated June 17, 2004. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Deloitte and Touche LLP

Los Angeles, California
June 18, 2004

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  Exhibit 23.6
CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM